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                                   EXHIBIT 3
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                                    AMENDMENT
                       TO POOLING AND SERVICING AGREEMENT
                                       AND
                         RECEIVABLES PURCHASE AGREEMENT


                           dated as of April 17, 1997


                                      among


                      AMERISOURCE RECEIVABLES CORPORATION,


                            AMERISOURCE CORPORATION,


                                       and


                    MANUFACTURERS AND TRADERS TRUST COMPANY,
                                   as Trustee
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         This AMENDMENT dated as of April 17, 1997 (this "Amendment") is made among AMERISOURCE RECEIVABLES CORPORATION, a Delaware corporation, as transferor ("ARC"), AMERISOURCE CORPORATION, a Delaware corporation, as the initial Servicer ("AmeriSource"), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Trustee (in that capacity, together with any successor in that capacity, the "Trustee").


                                   BACKGROUND


         1. AmeriSource, ARC and the Trustee (together, the "Original Parties") have entered into the Pooling and Servicing Agreement, dated as of December 13, 1994 and amended prior to the date hereof (as so amended, the "Pooling Agreement"), pursuant to which they agreed to create certain Series and Classes of Certificates; and AmeriSource and ARC have entered into the Receivables Purchase Agreement, dated as of the same date and amended prior to the date hereof (as so amended, the "Purchase Agreement"), pursuant to which AmeriSource agreed to sell and contribute, and ARC agreed to purchase and receive, certain Receivables.

         2. AmeriSource and ARC wish to amend the Pooling Agreement and the Purchase Agreement as provided herein, as the Trustee is willing to consent (by its execution hereof) to such amendments subject to the conditions specified herein.

         NOW, THEREFORE, for good and valuable consideration (the receipt of which is acknowledged) the parties agree as follows:


                                    ARTICLE I
                                   AMENDMENTS



         SECTION 1.01 Definitions. Capitalized terms used but not otherwise defined herein have the meanings set forth in Appendix A to the Pooling Agreement.

         SECTION 1.02 New Definitions. The following new defined terms are added to Appendix A to the Pooling Agreement and the Purchase Agreement, each in the proper alphabetical spot:

         "Class A Benchmark Percentage" means, with respect to any Obligor, the percentage set forth below for the category of Persons to which such Obligor belongs:

                  (a)      19.8% for any Tier-1 Obligor;
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                  (b)      9.9% for (i) any Tier-2 Obligor or (ii) all
                           Receivables owing from any foreign Obligor, payment of which is fully supported by a direct pay letter of credit line is (A) issued by a domestic banking institution rated at least "A" by the Applicable Rating Agencies and (B) assigned to the Trustee;

                  (c)      6.6% for any Tier-3 Obligor;

                  (d)      4.95% for any Tier-4 Obligor; and

                  (e)      3.3% for any Tier-5 Obligor;

provided, that ARC may, by notice in any Settlement Statement (and after satisfying the Rating Agency Condition) increase or decrease any Class A Benchmark Percentage. Any change to a Class A Benchmark Percentage may result in a corresponding change to the Class A Concentration Factor and hence in the Minimum Required Reserve Ratio.

         "Class A Multiplier" means, with respect to any Tier of Obligors set forth below, the number set opposite such Tier:

                           Tier                     Multiplier
                           ----                     ----------
                           Tier-1                         1
                           Tier-2                         2
                           Tier-3                         3
                           Tier-4                         4
                           Tier-5                         6

         "Class B Benchmark Percentage" means, with respect to any Obligor, the percentage set forth below for the category of Persons to which such Obligor belongs:

                  (a)      100% for any Tier-1 Obligor and any Federal Obligor;

                  (b) 100% for (i) any Tier-2 Obligor or (ii) all Receivables owing from any foreign Obligor, payment of which is fully supported by a direct pay letter of credit that is (A) issued by a domestic banking institution rated at least "A" by the Applicable Rating Agencies and (B) assigned to the Trustee;

                  (c)      11% for any Tier-3 Obligor;

                  (d)      5.5% for any Tier-4 Obligor; and

                  (e)      3.66% for any Tier-5 Obligor;


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provided, that ARC may, by notice in any Settlement Statement (and after satisfying the Rating Agency Condition) increase or decrease any Class B Benchmark Percentage. Any change to a Class B Benchmark Percentage may result in a corresponding change to the Class B Concentration Factor and hence in the Minimum Required Reserve Ratio, as set forth in the definitions thereof.

         "Class B Multiplier" means, with respect to any Tier of Obligors set forth below, the number set opposite such Tier:

                   Tier                          Number
                   ----                          ------
                     3                              1
                     4                              2
                     5                              3

         "Measured Class A Obligors" means, at any time:

                  (i) with respect to Tier-1 Obligors, the Tier-1 Obligor that owes the highest amount of Eligible Receivables included in the Base Amount, after giving effect to the proviso to the definition of Class A Incremental Concentration Balance,

                  (ii) with respect to Tier-2 Obligors, the two Tier-2 Obligors that owe the highest amount of Eligible Receivables included in the Base Amount, after giving effect to the proviso to the definition of Class A Incremental Concentration Balance,

                  (iii) with respect to Tier-3 Obligors, the three Tier-3 Obligors that owe the highest amount of Eligible Receivables included in the Base Amount, after giving effect to the proviso to the definition of Class A Incremental Concentration Balance,

                  (iv) with respect to Tier-4 Obligors, the four Tier-4 Obligors that owe the highest amount of Eligible Receivables included in the Base Amount, after giving effect to the proviso to the definition of Class A Incremental Concentration Balance, and

                  (v) with respect to Tier-5 Obligors, the six Tier-5 Obligors that owe the highest amount of Eligible Receivables included in the Base Amount, after giving effect to the proviso to the definition of Class A Incremental Concentration Balance.

         "Measured Class B Obligors" means, at any time:

                  (i) with respect to Tier-3 Obligors, the Tier-3 Obligor that owes the highest amount of Eligible Receivables included in the Base Amount, after giving effect to the proviso to the definition of Excess Concentration Balance;


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                  (ii) with respect to Tier-4 Obligors, the two Tier-4 Obligors that owe the highest amount of Eligible Receivables included in the Base Amount, after giving effect to the proviso to the definition of Excess Concentration Balance; and

                  (iii) with respect to Tier-5 Obligors, the three Tier-5 Obligors that owe the highest amount of Eligible Receivables included in the Base Amount, after giving effect to the proviso to the definition of Excess Concentration Balance.

         "Tier" means a category of Obligors, which category includes all Tier-1 Obligors, all Tier-2 Obligors, all Tier-3 Obligors, all Tier-4 Obligors, or all Tier-5 Obligors, as the context shall indicate.

         SECTION 1.03 Changes to Definitions. The definitions of "Class A Concentration Factor", "Class A Incremental Concentration Balance", "Class B Concentration Factor" and "Excess Concentration Balance", in Appendix A to the Pooling Agreement and the Purchase Agreement, are amended and restated to read as follows:

         "Class A Concentration Factor" means, as of any Cut-Off Date, the greatest of the results obtained by multiplying the Class A Benchmark Percentage for each Tier by the Class A Multiplier for such Tier.

         "Class A Incremental Concentration Balance" means, at any time, the excess, if any, of (a) the sum of the amounts computed with respect to all Obligors pursuant to the following sentence over (b) the sum of the Excess Concentration Balances. The amount to be calculated for purposes of clause (a) with respect to each Obligor (other than any Federal Obligor, for which such amount shall be zero) on any day equals the amount of otherwise Eligible Receivables due from the Obligor that, expressed as a percentage of the Adjusted Eligible Receivables, exceeds the Class A Benchmark Percentage for the category of Persons to which such Obligor belongs; provided that the percentage used to calculate such excess for any Obligor in any Tier may be increased at any time if there is a corresponding decrease in the percentage used to calculate such excess for other Obligors in the same Tier so that the aggregate amount of Eligible Receivables owed by the Measured Class A Obligors of any Tier (expressed as a percentage of Adjusted Eligible Receivables) shall not exceed the product of the Class A Benchmark Percentage for such Tier times the Class A Multiplier for such Tier.

         "Class B Concentration Factor" means, as of any Cut-Off Date, the greatest of the results obtained by multiplying the Class B Benchmark Percentage for Tier-3 Obligors, Tier- 4 Obligors or Tier-5 Obligors by the Class B Multiplier for such Tier.

         "Excess Concentration Balance" means, for any Obligor, the aggregate outstanding balances of Eligible Receivables it owes that, expressed as a percentage of Adjusted Eligible Receivables, exceeds the Class B Benchmark Percentage for the category of Persons to which such Obligor belongs; provided that the percentage used to calculate such excess for any Obligor in a Tier may be increased at any time if there is a corresponding decrease in the

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percentage used to calculate such excess for other Obligors in the same Tier so that the aggregate amount of Eligible Receivables owed by the Measured Class B Obligors of any Tier (expressed as a percentage of Adjusted Eligible Receivables) shall not exceed the product of the Class B Benchmark Percentage for such Tier times the Class B Multiplier for such Tier.

         SECTION 1.04 Changes to Purchase Agreement. (a) Clause (c) of Section
3.3 of the Purchase Agreement is amended in its entirety to read as follows:

                           (c) third, in such order as ARC may elect, (A) to
                  repay amounts owed by ARC to the Seller under the ARC Note provided, however, that no Liquidation Event or Unmatured Liquidation Event has occurred, (B) to pay amounts owed pursuant to Section 3.1(f), (C) to declare and pay dividends to the Seller to the extent permitted by law, so long as ARC shall be in compliance with Section 7.02(o) of the Pooling Agreement after giving effect to the dividends, or (D) to invest in Eligible Investments, provided that any such Eligible Investment shall have been liquidated within five Business Days and applied by ARC to one of the other purposes specified in this clause third.

         (b) Clause (h) of Section 6.3 of the Purchase Agreement requiring the Seller to account for the transactions contemplated by the Purchase Agreement as a sale of the Purchased Assets by Seller to ARC is deleted in its entirety.


                                   ARTICLE II
                   CONDITIONS, REPRESENTATIONS AND WARRANTIES


         SECTION 2.01 Conditions Precedent. This Amendment shall be effective from and after the later of (a) April 17, 1997 or (b) the date upon which all of the conditions precedent specified below have been satisfied (the "Effective Date"). The conditions precedent are:

                  (i) The Trustee shall have received from each of AmeriSource and ARC a certificate, dated as of the date hereof, of an Authorized Officer as to:

                           (A) resolutions of its board of directors then in
                  full force and effect authorizing the execution, delivery and performance of this Amendment,

                           (B) the incumbency and signature of those of its
                  officers authorized to act with respect to this Amendment,

         upon which certificate the Trustee may conclusively rely.


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                  (ii) The Trustee shall have received an opinion of counsel to
         AmeriSource and ARC that the modifications to the Pooling Agreement and the Purchase Agreement made pursuant to this Amendment are legal, valid and binding upon each of AmeriSource and ARC and that such amendments are permitted under the terms of the Pooling Agreement and the Purchase Agreement.

                  (iii) The representations and warranties of AmeriSource and ARC as set forth in the Transaction Documents shall continue to be true and correct, and the Trustee shall have received the certificate of an Authorized Officer of each of AmeriSource and ARC to the effect that the representations and warranties continue to be true and correct.

                  (iv) Pursuant to Section 10.1(a) of the Purchase Agreement and
         Section 13.01(a) of the Pooling Agreement, ARC shall have delivered this Amendment to the Applicable Rating Agencies at least ten Business Days (or such shorter time as shall be acceptable to each of them) prior to the execution and delivery hereof and the Rating Agency Condition shall have been met.

         SECTION 2.02 Representations and Warranties. Each of AmeriSource and ARC represents and warrants to the Trustee that:

                  (a) The execution and delivery by it of this Amendment, and the performance of its obligations under the Pooling Agreement and the Purchase Agreement as modified by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approvals other than Assignment of Claims Act filings (if any shall be required), and other consents or approvals and do not and will not contravene or conflict with, or create any Adverse Claim under, (i) any provision of law, (ii) its constituent documents, (iii) any court or administrative decree applicable to it or (iv) any contractual restriction binding upon it or its property which conflict or adverse claim would have a substantial likelihood of having Material Adverse Affect.

                  (b) This Amendment has been duly executed and delivered by it, and the Pooling Agreement and the Purchase Agreement, as amended, are its legal, valid and binding obligations, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (c) The warranties made by it in the Pooling Agreement and the Purchase Agreement are true and correct as of the date hereof as though made on that date, except to the extent that the warranties specifically relate to an earlier date.


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                  (d) After giving effect to this Amendment, no Liquidation
         Event or Unmatured Liquidation Event shall have occurred and be continuing.

         SECTION 2.03 Representations and Warranties of Trustee. The Trustee represents and warrants that:

                  (a) it is a banking corporation organized, existing and in good standing under the laws of the State of New York,

                  (b) it has full power, authority and right to execute, deliver and perform this Amendment, and has taken all necessary action to authorize the execution, delivery and performance by it of this Amendment, and

                  (c) this Amendment has been duly executed and delivered by the Trustee, and is a legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.


                                   ARTICLE III
                                  MISCELLANEOUS


         SECTION 3.01 Miscellaneous. (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         (b) This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same agreement.

         (c) Any reference to the Pooling Agreement or the Purchase Agreement contained in any notice, request, certificate or other document executed concurrently with or after the Effective Date shall be deemed to be a reference to the Pooling Agreement or the Purchase Agreement as amended hereby. Except as expressly modified hereby, the Transaction Documents hereby are ratified and confirmed by the parties hereto. The amended Pooling Agreement, the amended Purchase Agreement and the other Transaction Documents remain in full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment as of the day and year first above written.

                        AMERISOURCE RECEIVABLES CORPORATION,
                          as transferor


                        By:
                            ---------------------------------------------
                          Title:
                                 ----------------------------------------

                        Address:     P.O. Box 1735
                                     Southeastern, Pennsylvania 19399-1735
                        Attention:   Kurt Hilzinger
                        Telephone:   (610) 296-4480
                        Facsimile:   (610) 993-9085


                        AMERISOURCE CORPORATION,
                          as initial Servicer


                        By:
                            ---------------------------------------------
                          Title:
                                 ----------------------------------------

                        Address:     300 Chester Field Parkway
                                     Malvern, Pennsylvania 19355
                        Attention:   Kurt Hilzinger
                        Telephone:   (610) 296-4480
                        Facsimile:   (610) 993-9085


                        The Trustee joins in this Amendment
                        for purposes of evidencing its
                        consent thereto.

                        MANUFACTURERS AND TRADERS TRUST
                          COMPANY, as Trustee


                        By:
                            ---------------------------------------------
                          Title:
                                 ----------------------------------------

                        Address:     One M&T Plaza
                                     Buffalo, New York 14203
                        Attention:   Russell Whitley
                        Telephone:   (716) 842-5602
                        Facsimile:   (716) 842-4474

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